As filed with the Securities and Exchange Commission on April 25, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BeyondSpring Inc.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
(Address and telephone number of Registrant’s principal executive offices)

With copies to:

Andrea L. Nicolas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Tel: +1 (212) 735-3000
Fax: +1 (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per ordinary share	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Ordinary shares, par value $0.0001 per share, or “ordinary shares”	5,000,000 shares(2)	$30.25(3)	$151,250,000.00(3)	$18,830.63(3)

(1)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
In accordance with Rule 416 promulgated under the Securities Act this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on the NASDAQ Capital Markets on April 23, 2018.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated April 25, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

BeyondSpring Inc.

 5,000,000
Ordinary Shares

We may from time to time offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares, par value $0.0001 per share. Any time we offer ordinary shares covered by this prospectus, we will provide a prospectus supplement, if required. Any such prospectus supplement will provide specific information about the terms of that offering and may also add, update or change information contained in this prospectus.

We may offer the ordinary shares for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of the ordinary shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the “Plan of Distribution” and “About this Prospectus” sections for more information.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the NASDAQ Capital Market under the symbol “BYSI.” The closing price of our ordinary shares, as reported on the NASDAQ Capital Market on April 24, 2018, was $30.00.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated                   , 2018

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process we may, from time to time, offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus only provides you with a general description of our ordinary shares that we may offer. Each time we sell our ordinary shares, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our ordinary shares, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any ordinary shares described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our ordinary shares in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our ordinary shares to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“BeyondSpring,” the “Company,” “our Company,” the “Registrant,” “us,” “we,” “our” and similar designations refer to Dalian Wanchun Biotechnology Co., Ltd., or Wanchun Biotech, the former holding company of our U.S. subsidiary, and its consolidated subsidiaries, as a whole, prior to the completion of our internal corporate reorganization, and BeyondSpring Inc. and its consolidated subsidiaries, after the completion of our internal corporate reorganization on July 20, 2015.

“Our shares,” “ordinary shares” and similar expressions refer to the Registrant’s ordinary shares, par value $0.0001 per share.

“Dollars,” “U.S.$” or “$” refer to United States Dollars.

“PRC” or “China” refer to the People’s Republic of China.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Securities Act” refers to the Securities Act of 1933, as amended.

“FINRA” refers to the Financial Industry Regulatory Authority.

“NASDAQ” refers to the NASDAQ Capital Market.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

OUR COMPANY

We are a global clinical stage biopharmaceutical company focused on the development and commercialization of innovative cancer therapies. Our lead asset, Plinabulin, is being studied in late stage clinical trials for its potential benefit in the prevention of chemotherapy induced grade 4 neutropenia, or CIN, and as an anticancer agent in combination with docetaxel in advanced non-small cell lung cancer, or NSCLC. We are also investigating Plinabulin’s therapeutic potential in combination with various immuno-oncology indications. One indication is currently in two Phase 1/2 clinical trials of Plinabulin in combination with the immuno-oncology agent nivolumab. We also expect two investigator initiated trials in 2018, one in combination with programmed cell death protein 1, or PD-1 and CTLA-4 antibodies as a treatment for small cell lung cancer and the other in combination with pembrolizumab and platinum-based chemotherapy agents as a first-line treatment for NSCLC. We acquired global rights to Plinabulin in its entirety, including its Phase 2 clinical trial data, from Nereus Pharmaceuticals, Inc., or Nereus, and currently own global rights in all countries except for China and Hong Kong, where we own a 60% interest through our majority-owned Chinese subsidiary, Dalian Wanchunbulin Pharmaceuticals Ltd., which holds 100% of the rights to Plinabulin in those geographic areas. We also own a 100% interest in a pipeline of preclinical immune-oncology product candidates that are in development as well as a ubiquitin-mediated degradation platform.

BeyondSpring Inc. was incorporated as an exempted company under the laws of the Cayman Islands on November 21, 2014. In July 2015, we completed our internal restructuring. Our principal executive offices are located at 28 Liberty Street, 39th Floor, New York, NY 10005 and our telephone number is +1 (646) 305-6387. Our registered office in the Cayman Islands is located at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is CT Corporation System located at 111 Eighth Avenue, New York, New York 10011. Our website is www.beyondspringpharma.com. The information contained on, or that can be accessed through, our website does not constitute part of this annual report and is not incorporated by reference herein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 27A of the Securities Act and 21E of the Exchange Act and as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement, and our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	the initiation, timing, progress and results of our studies in animals and clinical trials, and our research and development programs;

•	our ability to advance our product candidates into, and successfully complete, clinical trials;

•	our reliance on the success of our clinical-stage product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability to develop sales and marketing capabilities;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	costs associated with defending intellectual property infringement, product liability and other claims;

•	regulatory development in the United States, China and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage our anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The “Risk Factors” section of this prospectus references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) offer and sell, in one or more offerings, up to 5,000,000 of our ordinary shares. The price per ordinary share offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

HISTORICAL SHARE PRICE

Our ordinary shares have been quoted on the NASDAQ under the symbol “BYSI” since March 9, 2017. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $20.00 per share on March 8, 2017. The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on NASDAQ:

	Low	High
	(in U.S. dollars)
Annual:
2018 (through April 24, 2018)	20.39	33.93
2017 (beginning March 9, 2017)	16.55	48.49
Quarterly:
Second Quarter 2018 (through April 24, 2018)	26.52	31.10
First Quarter 2018	19.55	34.00
Fourth Quarter 2017	28.04	40.87
Third Quarter 2017	34.01	48.49
Second Quarter 2017	19.40	45.00
First Quarter 2017 (beginning March 9, 2017)	16.55	21.90
Most Recent Six Months (and Most Recent Partial Month):
April 2018 (through April 24, 2018)	26.52	31.10
March 2018	19.55	30.50
February 2018	20.42	28.29
January 2017	23.41	34.00
December 2016	28.04	34.00
November 2016	29.13	36.88
October 2017	28.99	40.87

The closing price of our ordinary shares, as reported on NASDAQ on April 24, 2018 was $30.00.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our ordinary shares pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development activities and for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Law (2018 Revision) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

As of March 30, 2018, our authorized share capital was $50,000, consisting of 500,000,000 ordinary shares, par value of U.S. $0.0001, each. As of March 30, 2018, 22,455,702 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

The following are summaries of material provisions of our current amended and restated memorandum and articles of association that became effective immediately prior to the completion of our initial public offering, or IPO, in March 2017, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company

Under our amended and restated memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the voting share capital of our Company present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding not less than a majority of all voting share capital of our Company in issue. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at the date of deposit of the requisition not less than ten percent of our voting share capital in issue. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Law and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the NASDAQ Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our board of directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NASDAQ Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of directors may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our Company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of the company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our amended and restated memorandum and articles of association, be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) hold a general meeting in each year as our annual general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Our board of directors shall give not less than seven calendar days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than ten percent of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

History of Securities Issuances

The following is a summary of our securities issuances for the past three years.

On July 20, 2015 we issued 300,000 ordinary shares to Wanchun Biotech in exchange for 100% equity interest in Wanchun Biotechnology Limited, the immediate parent of BeyondSpring U.S., in which Wanchun Biotech had previously invested $3,000,000.

On September 14, 2016, we issued 1,129,628 ordinary shares pursuant to Series B round of ordinary shares financing for aggregate cash consideration of $15,250,000.

On March 14, 2017, we completed our IPO on the NASDAQ Capital Market pursuant to which we issued 174,286 ordinary shares at $20.00 per ordinary share for gross proceeds of $3,486,000. In conjunction with our IPO, we issued 2,541,048 ordinary shares in a private placement to certain investors at $20.00 per ordinary share for gross proceeds of $50,821,000. Immediately prior to our IPO, we issued 2,112,963 ordinary shares to NPBSIPO Liquidating Trust, or Nereus Trust, in exchange for the termination of the relevant royalty payment arrangements with the seller of the patent of Plinabulin.

In connection with our initial public offering, we adopted the 2017 Omnibus Incentive Plan, or our 2017 Incentive Plan, to provide additional incentives to selected directors, officers, employees and consultants, and to enable our Company to obtain and retain the services of these individuals. The 2017 Incentive Plan enables us to grant options, restricted shares or other awards to our directors, employees and consultants. We authorized 2,137,037 ordinary shares to be available for grant pursuant to awards under the 2017 Incentive Plan, and as of March 30, 2018, there were 416,260 shares remaining available for grant. As of March 30, 2018, there were the following outstanding awards under the 2017 Incentive Plan: (i) 243,162 unvested restricted shares (of which 143,162 were subject to time-based vesting and 100,000 were subject to performance-based vesting); (ii) 373,000 options, of which 283,000 were vested (with a weighted average exercise price of $29 per share) and 90,000 were unvested (with a weighted average exercise price of $28.43 per share) (of which 75,500 were subject to time-based vesting and 14,500 were subject to performance-based vesting); and (iii) 600,000 in other stock-based awards, all unvested and subject to performance-based vesting.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and a derivative action may ordinarily not be brought by a minority shareholder. However, based on English authority, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a minority shareholder may be permitted to commence a representative action against, or derivative actions in the name of, our Company to challenge:

•	an act which is ultra vires the company or illegal and is therefore incapable of ratification by the shareholders,

•	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, or

•	an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association require us to indemnify every director, alternate director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than ten percent of all voting power of our share capital in issue to requisition a shareholder’s meeting, in which case our board of directors is obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder, generally, is a person who, or a group which, owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our amended and restated articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders, or by an ordinary resolution on the basis that our Company is unable to pay its debts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Registration Rights

On January 30, 2013, Wanchun Biotech and Nereus entered into an asset purchase agreement, wherein Wanchun Biotech purchased certain intellectual property rights to Plinabulin, in exchange for certain royalty payments. Nereus was dissolved in February 2013. In connection with the termination of the asset purchase agreement, BeyondSpring Inc. entered into a termination agreement, or the Termination Agreement, with Wanchun Biotech and Nereus (which was executed by Fortis Advisors LLC in an administrative capacity as an agent of Nereus), on February 2, 2015. Pursuant to the Termination Agreement, the Nereus Trust is entitled to demand rights with respect to the registration of up to 2,112,963 shares under the Securities Act. Under the terms of the Termination Agreement, we will be required, upon demand, to file a registration statement covering the shares requested to be registered for public resale and use our commercially reasonable efforts to effect the registration of such shares. We are required to effect only one registration pursuant to this provision of the Termination Agreement. A demand for registration may be made any time following March 14, 2018. The shares held by Nereus Trust will cease to be entitled to registration rights (i) upon the sale of any such shares in a registered offering or pursuant to Rule 144 under the Securities Act or (ii) if such shares are eligible to be sold without restrictions pursuant to Rule 144 under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the NASDAQ under the symbol “BYSI.”

PLAN OF DISTRIBUTION

We may sell or distribute our ordinary shares from time to time in one or more public or private transactions:

•	through underwriters;

•	through agents;

•	to dealers;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of the above; and

•	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated or fixed prices.

At any time a particular offer of the ordinary shares is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the ordinary shares and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In compliance with certain guidelines of FINRA, with respect to shelf registration statements, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

In addition, we may distribute the ordinary shares as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the ordinary shares and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the ordinary shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the ordinary shares they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the ordinary shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the ordinary shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the ordinary shares directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the ordinary shares covered by this prospectus, we will sell those ordinary shares to dealers as principals. The dealers may then resell the ordinary shares to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the ordinary shares from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the ordinary shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the ordinary shares, hold or resell ordinary shares acquired and purchase options or futures on the ordinary shares and other derivative instruments with returns linked to or related to changes in the price of the ordinary shares. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the ordinary shares to the public, including short sales, or by lending the ordinary shares in order to facilitate short sale transactions by others. The underwriters may also use the ordinary shares purchased or borrowed from us or others (or, in the case of derivatives, ordinary shares received from us in settlement of those derivatives) to directly or indirectly settle sales of the ordinary shares or close out any related open borrowings of the ordinary shares.

Loans of Securities

We may loan or pledge the ordinary shares to a financial institution or other third party that in turn may sell the ordinary shares using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered ordinary shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered ordinary shares by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-3, of which this prospectus is part, with respect to the ordinary shares we will offer. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the Registration Statement, including its exhibits and schedules. You should refer to the Registration Statement, including the exhibits and schedules, for further information about us and the ordinary shares we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the Registration Statement, because those statements are qualified in all respects by reference to those exhibits. The Registration Statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

Copies of reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.beyondspringpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F (File No. 001-38024) for the fiscal year ended December 31, 2017, filed with the SEC on April 3, 2018;

•
with respect to each offering of ordinary shares under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this Registration Statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
Attention: Chief Financial Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A portion of our assets, including certain Chinese patents, are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Hong Kong) LLP and Han Kun Law Offices have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Han Kun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Han Kun Law Offices has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

LEGAL MATTERS

The validity of the ordinary shares relating to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to Chinese law will be passed upon for us by Han Kun Law Offices. Certain legal matters relating to U.S. law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of BeyondSpring Inc. appearing in BeyondSpring Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors, Officers and Employees

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association require us to indemnify every director, alternate director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we entered into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 25, 2018.

BeyondSpring Inc.

By:	/s/ Lan Huang
	Name:	Lan Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Lan Huang, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done provided two of the above-listed attorneys-in-fact act together on behalf of such person, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtues hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ Lan Huang	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	April 25, 2018
Lan Huang

/s/ Edward Dongheng Liu	Chief Financial Officer (principal financial officer and principal accounting officer)	April 25, 2018
Edward Dongheng Liu

/s/ Patrick Fabbio	Director	April 25, 2018
Patrick Fabbio

/s/ Matthew Kirkby	Director	April 25, 2018
Matthew Kirkby

/s/ Quanqi Song	Director	April 25, 2018
Quanqi Song

/s/ Yanbin Xie	Director	April 25, 2018
Yanbin Xie

/s/ Chistine Ying Zhao	Director	April 25, 2018
Christine Ying Zhao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Lan Huang		Authorized	April 25, 2018
	Name:	Lan Huang	Representative
	Title:	Chairman of the Board of Directors and	in the
		Chief Executive Officer	United States

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1**	Amended and Restated Memorandum and Articles of Association of the Company

4.2**	Registrant’s Specimen Certificate for Ordinary Shares

5.1†	Opinion of Maples and Calder (Hong Kong) LLP, Cayman counsel to the Registrant, as to the validity of the ordinary shares being registered (including consent)

23.1†	Consent of Maples and Calder (Hong Kong) LLP (included in the opinion filed as Exhibit 5.1)

23.2†	Consent of Ernst & Young Hua Ming LLP

24.1†	Powers of Attorney (included as part of signature page)

* To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report of foreign private issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

** Previously filed with the Registration Statement on Form F-1 (File No. 333-214610), as amended, initially filed on November 15, 2016, and incorporated herein by reference.

† Filed herewith.